UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2010

Merck & Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (908) 423-1000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 8, 2010, the Superior Court of New Jersey issued an order preliminarily approving the proposed settlement by and among Merck & Co., Inc., Merck Sharp & Dohme Corp., the named plaintiffs and all named defendants in the shareholder derivative actions entitled Fagin v. Scolnick et. al., Docket No. ATL-L-3406-07-MT (N.J. Super. Ct.), pending in the Superior Court of New Jersey, and In re Merck & Co., Inc. Consolidated Derivative Litig., No. 08-3158 (3d Cir.), currently pending in the U.S. Court of Appeals for the Third Circuit. A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for March 22, 2010, at 10 a.m. in the New Jersey Superior Court in Atlantic City, New Jersey.
Additional information concerning the terms of the proposed settlement and the March 22, 2010 hearing can be found in the Notice of Pendency of Shareholder Derivative Actions and Proposed Settlement (“Shareholder Notice”), attached hereto as Exhibit 99.1. This Form 8-K and the attached Shareholder Notice are available on Merck’s website under the “Investors” and “SEC Filings” links.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1       Notice of Pendency of Shareholder Derivative Actions and Proposed Settlement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: February 9, 2010	By:	/s/ Debra A. Bollwage
Debra A. Bollwage
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Pendency of Shareholder Derivative Actions and Proposed Settlement